Exhibit 10.12(a)

Execution Version

MANAGEMENT TERMINATION AGREEMENT

This Management Termination Agreement (this “Termination Agreement”) is entered into as of April 12, 2015 by and among by and among Univision Communications Inc., a Delaware corporation (“Univision”), Broadcasting Media Partners, Inc., a Delaware corporation (“BMP”), Broadcast Media Partners Holdings, Inc., a Delaware corporation (“BMPH” and, together with Univision and BMP, the “Univision Corporations”), Madison Dearborn Partners IV, L.P. (“MDPIV”), Madison Dearborn Partners V-B, L.P. (“MDPV” and together with MDPIV, “MDP”), Providence Equity Partners V Inc. (“PEPV”), Providence Equity Partners L.L.C. (“PEPVI” and together with PEPV, “PEP”), Saban Capital Group Inc, formerly known as, KSF Corp. (“SCG”), THL Managers VI, LLC (“THL”), and TPG Capital, L.P. (“TPG” and together with MDP, PEP, SCG and THL, each a “Manager” and together, the “Managers”) (each a “Party”, and, collectively, the “Parties”)

RECITALS

WHEREAS, the Univision Corporations and the Managers are party to that certain Amended and Restated Management Agreement, dated December 20, 2010 (the “Management Agreement”), pursuant to which the Managers provide the Univision Corporations with certain management, consulting and advisory services;

WHEREAS, the Management Agreement automatically terminates upon certain events as set forth in Section 3(b) of the Management Agreement and provide for the acceleration and payment of future fees thereunder in connection with such events;

WHEREAS, in late 2014, senior management of the Univision Corporations raised with the Managers and Televisa the possibility of negotiating a reduced termination fee in connection with the early termination of the Management Agreement and the Technical Assistance Agreement and the full satisfaction of any and all of the obligations thereunder;

WHEREAS, the board of directors of the Company (the “Board”) appointed a special committee of the Board comprised of disinterested directors (the “Special Committee”) to evaluate and review the termination of the Management Agreement and the Technical Assistance Agreement as proposed by management and negotiate a reduced termination fee as proposed by management;

WHEREAS, the Univision Corporations and the Managers desire to terminate the Management Agreement early for a discounted amount to the amount contemplated under the Management Agreement and provide for the payment of the Termination Payment and the Tail Period Periodic Fee and the full satisfaction of any and all obligations under the Management Agreement and the Special Committee has approved of each of the Univision Corporations entrance into this Termination Agreement; and

WHEREAS, concurrently herewith, the Univision Corporations and Televisa are entering into a termination agreement with respect to the Technical Assistance Agreement (the “Technical Assistance Termination Agreement”).

AGREEMENT

In consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Effective Date. This Termination Agreement is effective as of March 31, 2015 (the “Effective Date”).

2.	Definitions. Capitalized terms used but not otherwise defined in this Termination Agreement shall have the meaning ascribed to such terms in the Management Agreement.

3.	Termination Payment. In connection with the termination of the Management Agreement, the Univision Corporations shall, jointly and severally, make the following payments to the Managers:

(a) The Univision Corporations shall, jointly and severally, pay to the Managers an aggregate amount equal to $112,372,826 (the “Termination Payment”). The Termination Payment shall be divided among the Managers in accordance with Schedule 1 to this Termination Agreement. The Univision Corporations shall, jointly and severally, pay each Manager its portion of the Termination Payment within ten business days of the Effective Date and in any event no later than the first date that any payments are made pursuant to Section 3(a) of the Technical Assistance Termination Agreement.

(b) Until the earlier of (i) the events described in Section 3(b) of the Management Agreement and (ii) December 31, 2015 (the “Tail Period”), the Univision Corporations, jointly and severally, will pay to the Managers (or such Affiliates as they may respectively designate) an aggregate quarterly periodic fee (the “Tail Period Periodic Fee”) equal to 1.2634164% of EBITDA (the “Aggregate Periodic Fee Percentage”) for the calendar quarter in question, provided that, if applicable, the Aggregate Periodic Fee Percentage shall be adjusted in accordance with the definition of the “Televisa Percentage” in the Technical Assistance Agreement consistent with the determination of the amounts set forth on Schedule 1 to this Termination Agreement. The Tail Period Periodic Fee shall be payable by the Univision Corporations in arrears as soon as practicable following the determination of EBITDA for the applicable calendar quarter and shall be prorated for the quarter in which the Tail Period expires and shall not be refundable in whole or in part. Notwithstanding the foregoing, the Tail Period Periodic Fee shall be divided among the Managers based on the percentages listed on Schedule 2 to this Termination Agreement (the “Periodic Fee Percentages”). All payments of the Tail Period Periodic Fee shall be made to the Managers at the same time as payments are made to Televisa under Section 3(b) of the Technical Assistance Termination Agreement.

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4.	Termination and Release.

(a) During the Tail Period, the Managers will provide certain services as described in Section 1 of the Management Agreement, as requested by the Univision Corporations in accordance with the relevant provisions of the Management Agreement.

(b) Notwithstanding anything to the contrary in the Management Agreement, each of the Univision Corporations and the Managers hereby agree that, effective as of the Effective Date, (i) the Management Agreement shall be terminated and have no further force or effect, provided that (A) Section 2(d) of the Management Agreement shall survive such termination, and shall also apply with respect to the Termination Payment and the Tail Period Periodic Fee and (B) Sections 4 through 15 of the Management Agreement shall survive such termination and (ii) each Manager’s receipt of its portion of the Termination Payment and the Tail Period Periodic Fee shall be in full satisfaction of such Manager’s rights under the Management Agreement and that following the payment of the Termination Payment and the Tail Period Periodic Fee, no other compensation, fees or amounts shall be payable by the Univision Corporations under or in connection with the Management Agreement (including in connection with, resulting from or arising out of the termination of the Management Agreement), other than that the Univision Corporations, jointly and severally, will pay all Reimbursable Expenses of the Managers for the duration of the Tail Period in accordance with Section 4 of the Management Agreement.

(c) In consideration of the mutual agreements herein contained, each of the Univision Corporations and Managers agrees that, effective immediately, (i) the Univision Corporations will each be deemed for all purposes to have fully, finally and forever, irrevocably and unconditionally, released, acquitted and forever discharged each Manager, their respective Affiliates and their respective owners, parents, partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents, assigns, attorneys and representatives from and against any and all civil actions, causes of action, claims, costs of suit, counterclaims, debts, demands, judgments, liabilities, obligations, actions for legal fees, rights, in law or in equity, known or unknown, asserted or not, existing or not, of whatever kind or nature, in any jurisdiction, including in arbitration proceedings or any other forum, under the laws of any jurisdiction or under international law, which have arisen or may arise in the future in connection with or relating to the Management Agreement, and/or the services contemplated thereby or the engagement of each Manager pursuant thereto, and the performance by each Manager of the services contemplated thereby and (ii) each Manager will be deemed for all purposes to have fully, finally and forever, irrevocably and unconditionally, released, acquitted and forever discharged each of the Univision Corporations, their Affiliates and their respective owners, parents, partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents, assigns, attorneys and representatives from and against any and all civil actions, causes of action, claims, costs of suit, counterclaims, debts, demands, judgments, liabilities, obligations, actions for legal fees, rights, in law or in equity, known or unknown, asserted or not, existing or not, of whatever kind or nature, in any jurisdiction, including in arbitration proceedings or any other forum, under the laws of

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any jurisdiction or under international law, which have arisen or may arise in the future in connection with or relating to the Management Agreement, and/or the services contemplated thereby or the engagement of each Manager pursuant thereto, and the performance by each Manager of the services contemplated thereby; provided, that the foregoing clauses (i) and (ii) shall not limit or restrict any rights of each Manager under this Termination Agreement (including in the case of the Univision Corporations the obligation to pay in full the Termination Payment and Tail Period Periodic Fee) and any provisions of the Management Agreement that survive in accordance with the express terms of this Termination Agreement (including Section 4 of the Management Agreement).

5.	Advisory Services Agreements. Each of the Managers acknowledges Section 2.12 of the Principal Investor Agreement, and represents and warrants that there are no agreements, arrangements or transactions between any of the Univision Corporations or any of their subsidiaries, on the one hand, and such Manager and/or any of its affiliates, on the other hand, relating to consulting, management or advisory services or otherwise substantially similar to the Management Agreement, in each case other than agreements, arrangements or transactions approved by the board of directors of the Univision Corporations, including one or more of the Televisa designees thereof.

6.	Miscellaneous.

(a) Authorization and Enforceability. The execution, delivery, and performance of this Termination Agreement by each Party have been duly authorized by such Party and no other corporate proceedings on the part of such Party are necessary to authorize the execution, delivery, and performance of this Termination Agreement. This Termination Agreement constitutes a valid and legally binding agreement of each Party enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) Entire Agreement. This Termination Agreement supersedes all prior agreements between the parties with respect to the subject matter thereof and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter thereof.

(c) Amendments and Waivers. No amendment, waiver, supplement, or modification of any provision of this Termination Agreement will be valid and binding unless it is in writing and signed by the Parties hereto, and the Company shall not enter into any such amendment, waiver, supplement or modification without the prior written consent of Televisa (which, notwithstanding anything to the contrary herein, shall be express third party beneficiaries of Section 5 and this Section 6(c)). No waiver by any Party hereto of any breach or violation of, or default under, this Termination Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party hereto in exercising any right, power or remedy under this Termination Agreement will operate as a waiver thereof.

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(d) Governing Law. This Termination Agreement and the negotiation, execution, performance or nonperformance, interpretation, termination, construction and all matters based upon, arising out of or related to this Termination Agreement, whether arising in law or in equity (collectively, the “Covered Matters”), and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to the Covered Matters, except for documents, agreements and instruments that specify otherwise, shall be governed by the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent that such principles or rules would require or permit the application of laws of another jurisdiction.

(e) Consent to Jurisdiction. Each Party to this Termination Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (and if the Chancery Court does not accept jurisdiction, the federal court located in Delaware and if the federal court in Delaware does not accept jurisdiction, any other state court in Delaware) for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon the Covered Matters, the transactions contemplated hereby or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, and agrees not to allow any of its affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Termination Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon the Covered Matters, the transactions contemplated hereby or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any Party to this Termination Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction in the United States. Each Party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in the Management Agreement, is reasonably calculated to give actual notice.

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(f) Construction. The Parties have participated jointly in the drafting of this Termination Agreement, and each Party was represented by counsel in the negotiation of this Termination Agreement. In the event an ambiguity or question of intent or interpretation arises, this Termination Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Termination Agreement.

(g) Counterparts; Facsimile. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto may be delivered by facsimile which shall be deemed originals.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Termination Agreement as of the date first written above.

BMP:	BROADCASTING MEDIA PARTNERS, INC.

	By:	*
Name:
Title:

BMPH:	BROADCAST MEDIA PARTNERS HOLDINGS, INC.

	By:	*
Name:
Title:

UNIVISION:	UNIVISION COMMUNICATIONS INC.

	By:	*
Name:
Title:

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

/s/ Peter H. Lori
Name: Peter H. Lori
Title: EVP Finance, CAO and Interim CFO

[SIGNATURE PAGE TO THE TERMINATION AGREEMENT]

MADISON DEARBORN PARTNERS IV, L.P. By: Madison Dearborn Partners, LLC, its General Partner

By:	/s/ Zaid F. Alsikafi
Name: Zaid F. Alsikafi Its: Managing Director

MADISON DEARBORN PARTNERS V-B, L.P. By: Madison Dearborn Partners, LLC, its General Partner

By:	/s/ Zaid F. Alsikafi
Name: Zaid F. Alsikafi Its: Managing Director

[SIGNATURE PAGE TO THE TERMINATION AGREEMENT]

PROVIDENCE EQUITY PARTNERS V INC.

By:	/s/ Jonathan Nelson
Name: Jonathan Nelson Title: Managing Director

PROVIDENCE EQUITY PARTNERS L.L.C.

By:	/s/ Jonathan Nelson
Name: Jonathan Nelson Title: Managing Director

[SIGNATURE PAGE TO THE TERMINATION AGREEMENT]

Saban Capital Group Inc (fka KSF CORP.)

By:	/s/ Adam Chesnoff
Name: Adam Chesnoff
Title: President

[SIGNATURE PAGE TO THE TERMINATION AGREEMENT]

THL MANAGERS VI, LLC

By: Thomas H. Lee Partners, L.P., its Managing Member
By: Thomas H. Lee Advisors, LLC, its General Partner

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

[SIGNATURE PAGE TO THE TERMINATION AGREEMENT]

TPG CAPITAL, L.P.

By:	Tarrant Capital, LLC, its General Partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

[SIGNATURE PAGE TO THE TERMINATION AGREEMENT]

Schedule 1

Termination Payment Allocation

Manager/Televisa	Allocation
MDPIV	$11,530,351
MDPV	$14,668,295
PEPV	$15,407,742
PEPVI	$10,790,915
SCG	$7,578,210
THL	$26,198,657
TPG	$26,198,657

Schedule 2

Tail Period Periodic Fee Allocation

Manager/Televisa	Allocation
MDPIV	10.26081%
MDPV	13.05324%
PEPV	13.71127%
PEPVI	9.60278%
SCG	6.74381%
THL	23.31405%
TPG	23.31405%